EXHIBIT 11.1




                        SAVVIS COMMUNICATIONS CORPORATION
   CALCULATION OF BASIC AND DILUTED LOSS PER SHARE AND WEIGHTED AVERAGE SHARES
                             USED IN EPS CALCULATION
                                   (UNAUDITED)

For the Three-Months Ended                                                              September 30, 2002
                                                                                        ------------------
Weighted average shares outstanding:
Common stock:
         Shares  outstanding  at beginning of period,  net of 485,631 shares
         subject to forfeiture                                                              93,541,009
         Weighted average shares,  net of treasury shares,  issued or vested
         during the three months ended September 30, 2002 (1,522 new shares issued)             75,362
                                                                                          ------------
                                                                                            93,616,371
                                                                                          ============
Loss attributable to common shareholders                                                  $(22,756,000)
                                                                                          ============
Basic and diluted loss per share                                                          $      (0.24)
                                                                                          ============

For the Nine-Months Ended                                                               September 30, 2002
                                                                                        ------------------
Weighted average shares outstanding:
Common stock:
         Shares  outstanding  at beginning of period,  net of 740,928 shares subject to
         forfeiture                                                                         93,177,425
         Weighted average shares,  net of treasury shares,  issued or vested during the
         nine months ended September 30, 2002 (109,809 new shares issued)                      336,172
                                                                                          ------------
                                                                                            93,513,597
                                                                                          ============
Loss attributable to common shareholders                                                  $(70,093,000)
                                                                                          ============
Basic and diluted loss per share                                                          $      (0.75)
                                                                                          ============